Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2
2020.LICI.001.B
California Institute of Technology
SECOND AMENDED AND RESTATED LICENSE AGREEMENT
THIS SECOND AMENDED AND RESTATED LICENSE AGREEMENT (“Agreement”), effective May 1, 2000 (the “Effective Date”) with a second restatement date as of May 1, 2004 (the “Second Restatement Date”), between CALIFORNIA INSTITUTE OF TECHNOLOGY, 1200 East California Boulevard, Pasadena, California 91125 (“Caltech”) and FLUIDIGM CORPORATION, 7100 Shoreline Court, South San Francisco, California 94080 (formerly Mycometrix Corporation) (“Licensee”).
WHEREAS, Caltech has been engaged in basic research in the field of microfluidics;
WHEREAS, that research led to the United States patents, patent applications and other inventions listed in Exhibit A, which are owned, solely or jointly, by Caltech;
WHEREAS, Licensee is desirous of obtaining, and Caltech wishes to grant to Licensee, an exclusive license (or the maximum rights Caltech can grant) to the Licensed Patents (as defined in Section 1.5) and Improvements thereof in the Field (as defined in Sections 1.4 and 1.3, respectively) and an exclusive license to the Technology (as defined in Section 1.9);
WHEREAS, the Caltech and Licensee have entered into a prior License Agreement made as of May 1, 2000, and an Amended and Restated License Agreement made as of June 1, 2002, which the parties now wish to further amend and restate as set forth herein.
NOW, THEREFORE, the parties agree as follows:

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 1
DEFINITIONS
1.1 “Affiliate” shall mean, with respect to Licensee, any entity which controls, is controlled by or is under common control with Licensee. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority). “Affiliate” shall mean, with respect to Caltech, any research entity which is operated or managed as a facility under Caltech.
1.2 “Deductible Expenses” means (i) all trade, cash and quantity credits, discounts, refunds or government rebates; (ii) amounts for claims, allowances or credits for returns, retroactive price reductions, or chargebacks; (iii) packaging, handling fees and prepaid freight, sales taxes, duties and other governmental charges (including value added tax); and (iv) provisions for uncollectible accounts determined in accordance with reasonable accounting practices, consistently applied to all products of the selling party. For the removal of doubt, Net Sales shall not include sales by Licensee to its Affiliates for resale, provided that if Licensee sells a Licensed Product to an Affiliate for resale, Net Sales shall include the amounts invoiced by such Affiliate to third parties on the resale of such Licensed Product. In the event that Licensee grants a sublicense hereunder, and receives payments based upon the Sublicensee’s sales of Licensed Products, Licensee may upon notice to Caltech modify this definition of “Net Sales” for purposes of calculating royalties payable to Caltech on such Sublicensee’s sales to be the same as the definition of “Net Sales” on which such royalties to Licensee are calculated.
1.3 “Field” means [***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

[***]
1.4 “Improvements” shall mean all Caltech rights (whether or not Caltech has sole or joint rights) in any improvement or invention conceived and reduced to practice or otherwise developed in or arising from research in the Field as conducted by Dr. Stephen Quake, researchers of the Quake laboratory, or in collaboration with members of the Frances Arnold or Axel Scherer laboratories, whether invented solely by Caltech researchers or jointly with (i) Licensee or (ii) other researchers without an obligation of assignment to Caltech.
1.5 “Licensed Patents” means the patent applications listed in Exhibit A hereto; any patents issuing on such patent applications, all divisionals, continuations, continuations-in-part, patents of addition, substitutions, registrations, reissues, reexaminations or extensions of any kind with respect to any of the existing patents and any foreign counterparts of such patent applications and patents, and Improvements.
1.6 “Licensed Product” means products covered by a Valid Claim of a Licensed Patent in the country in which such product is sold or products in which the Technology is utilized.
1.7 “Net Sales” means the total amount invoiced to third parties on sales of Licensed Products for which royalties are due under Article 4 below, less, to the extent allocable to such invoiced amounts, Deductible Expenses.
1.8 “Sublicensee” shall mean any non-Affiliate third party to whom Licensee has granted the right under the Licensed Patents and Technology to manufacture and sell Licensed Products, with respect to Licensed Products made and sold by such third party.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

1.9 “Technology” means all proprietary information, know-how, procedures, methods, prototypes, designs, technical data, reports, and data owned by Caltech that are necessary or useful in the development of products in the Field covered by any issued patent or pending patent application within the Licensed Patents, and which relate to such products.
1.10 “Valid Claim” means a claim of an issued and unexpired patent or a claim of a pending patent application within the Licensed Patents which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal. Notwithstanding the foregoing provisions of this Section 1.10, if a claim of a pending patent application within the Licensed Patents has not issued as a claim of an issued patent within the Licensed Patents, within five (5) years after the filing date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of this Agreement.
ARTICLE 2
PATENT LICENSE GRANT
2.1 Caltech hereby grants to Licensee an exclusive, royalty-bearing, worldwide license, with the right to grant and authorize sublicenses, under the Licensed Patents and Technology to make, have made, use, import, offer for sale and sell Licensed Products, practice any method or procedure and otherwise exploit the Licensed Patents and Technology.
2.2 These licenses are subject to: (a) the reservation of Caltech’s right to make, have made, and use Licensed Products for noncommercial educational and research purposes, but not for sale or other distribution to third parties; and (b) the rights of the U.S. Government under Title 35, United States Code, Section 200 et seq., including but not limited to the grant to the U.S. government of a nonexclusive, nontransferrable, irrevocable, paid-up license to practice or have practiced any invention conceived or first actually reduced to practice in the performance of work for or on behalf of the U.S. Government throughout the world. These licenses are not

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

transferable by Licensee except as provided in Section 16.4, but Licensee shall have the right to grant non-exclusive or exclusive sublicenses hereunder, provided that:
(a) License shall include all its sublicensing income in Licensee’s reports to Caltech, as provided in Section 9.2, and Licensee shall pay royalties thereon to Caltech pursuant to Section 4.2 and 4.4;
(b) Licensee shall furnish Caltech within thirty (30) days of the execution thereof, a true and complete copy of each sublicense and any changes or additions thereto;
(c) License may grant sublicenses of no greater scope than the license granted under Section 2.1; and
Each sublicense granted by Licensee shall include provisions similar in all material respects to those of Articles 6, 12, 15, 16 and Section 2.2.
ARTICLE 3
IMPROVEMENTS
3.1 The parties acknowledge that Exhibit A includes all Improvements disclosed by Caltech to Licensee between May 1, 2000 and the Second Restatement Date, and elected by Licensee as of the Second Restatement Date. Caltech shall notify Licensee in writing of Improvements made after the Second Restatement Date and during the term of the Agreement. Upon receipt of an invention disclosure constituting an Improvement, Licensee can elect to add such Improvement and any related patent filings to Exhibit A hereof to be within the Licensed Patents. Thereafter, Licensee shall be responsible for patent prosecution and costs associated with such elected Improvement in accordance with Article 11 herein, as well as to issue additional stock pursuant to Section 5.3. No less than at each anniversary of the Second Restatement Date, Exhibit A shall be updated by the parties to reflect the inclusion of all Improvements so elected, as well as updates on all Licensed Patents.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 4
ROYALTIES
4.1 With respect to Licensed Products manufactured or sold by Licensee in a country in which such manufacture or sale is covered by a Valid Claim of a Licensed Patent, Licensee agrees to pay Caltech [***] of Net Sales of such Licensed Products wherein the Licensed Products are instruments or apparatus directly used for the reading and/or analysis of data from other Licensed Products, including microfluidic chips that are Licensed Products, and [***] of Net Sales of Licensed Products by Licensee for all such other Licensed Products, including microfluidic chips that are Licensed Products, Royalties due under this Section 4.1 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country.
4.2 With respect to Licensed Products manufactured or sold by Sublicensees in a country in which such manufacture or sale is covered by a Valid Claim of a Licensed Patent, Licensee agrees to pay Caltech [***] of the revenues received by Licensee from Sublicensees’ Net Sales of such Licensed Products wherein the Licensed Products are instruments or apparatus directly used for the reading and/or analysis of data from other Licensed Products, including microfluidic chips that are Licensed Products, and [***] of the revenues received by Licensee from Sublicensees’ Net Sales of Licensed Products for all such other Licensed Products, including microfluidic chips that are Licensed Products. Royalties due under this Section 4.2 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country.
4.3 With respect to Licensed Products manufactured or sold by Licensee in a country in which such manufacture or sale is not covered by Valid Claim of a Licensed Patent but the Technology is utilized, Licensee agrees to pay Caltech [***] of Net Sales of such Licensed Products by Licensee, wherein the Licensed Products are instruments or

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

apparatus directly used for the reading and/or analysis of data from other Licensed Products, including microfluidic chips that are Licensed Products, and [***] of Net Sales of Licensed Products by Licensee for all such other Licensed Products, including microfluidic chips that are Licensed Products. Royalties due under this Section 4.3 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis for a period of [***] years from the Effective Date or the issuance of a U.S. patent that covers the Licensed Product, whichever first occurs.
4.4 With respect to Licensed Products manufactured or sold by Sublicensees in a country in which such manufacture or sale is not covered by a Valid Claim of a Licensed Patent but the Technology is utilized, Licensee agrees to pay Caltech [***] of the revenues received by Licensee from Sublicensees’ Net Sales of such Licensed Products wherein the Licensed Products are instruments or apparatus directly used for the reading and/or analysis of data from other Licensed Products, including microfluidic chips that are Licensed Products, and [***] of the revenues received by Licensee from Sublicensees’ Net Sales of Licensed Products for all such other Licensed Products, including microfluidic chips that are Licensed Products. Royalties due under this Section 4.4 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis for a period of [***] years from the Effective Date or the issuance of a U.S. patent that covers the Licensed Product, whichever first occurs.
4.5 Notwithstanding the above, it is understood and agreed that Caltech shall not be entitled to any share of amounts received by Licensee for equity, debt, pilot studies, to support research or development activities to be undertaken by Licensee, research and development or other performance based milestones, the achievement by Licensee or Sublicensee of specified milestones or benchmarks relating to the development of Licensed Products, the license or sublicense of any intellectual property other than the Licensed Patents, reimbursement for patent or other expenses, or with respect to products other than Licensed Products.
4.6 In the event that a Licensed Product is sold in combination with one or more other products or other items that are not Licensed Products, Net Sales for such combination products will be reasonably calculated on a country-by-country and Licensed Product-by-Licensed

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Product basis by Licensee by multiplying the Net Sales of that combination by a fraction equal to the relative value of the combination attributable to the Licensed Product, in relation to the relative value of the combination, as reasonably determined by Licensee in good faith. In addition, in the event that a Licensed Product is not sold in combination with one or more other products or other items that are not Licensed Products, but instead comprises multiple components, some of which would constitute a Licensed Product if sold separately (each, a “Licensed Component”), and the others would not constitute a Licensed Product if sold separately, then Net Sales for such Licensed Product will be calculated by multiplying the Net Sales of such Licensed Product by the fraction A/B, where A is the gross selling price of the Licensed Component sold separately and B is the gross selling price of such Licensed Product. If no such separate sales are made by Licensee, its Affiliate or Sublicensee, Net Sales for such Licensed Product shall be calculated by multiplying Net Sales of such Licensed Product by the fraction C/(C+D), where C is the fully allocated cost of the Licensed Component and D is the fully allocated cost of the other components.
4.7 Commencing on January 1, 2004, and continuing for each anniversary thereof during the term of this Agreement, if Licensee has not paid, during the preceding calendar year, a minimum of [***] in royalties under Sections 4.1, 4.2, 4.3, and 4.4, Licensee agrees to pay, on or before March 1 of that calendar year, an additional royalty for the prior calendar year equal to the difference between [***] and any lower amount paid under Sections 4.1, 4.2, 4.3, and 4.4 for the prior calendar year.
4.8 In the event Licensee or Sublicensee becomes obligated to pay amounts to a third party with respect to a Licensed Product for patent rights of a third party, Licensee may deduct [***] of the amounts owing to such third party (prior to reductions) from the amount owing to Caltech for such Licensed Product; provided, however, the amounts otherwise due to Caltech shall not be so reduced by more than [***].
4.9 For the purpose of determining royalties payable under this Agreement, any royalties or other revenues Licensee receives from Sublicensees in currencies other than U.S. dollars and any Net Sales denominated in currencies other than U.S. dollars shall be converted

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

into U.S. dollars according to Licensee’s reasonable standard internal conversion procedures, including Licensee’s standard internal rates and conversion schedule.
4.10 No more than one royalty payment shall be due with respect to a sale of a particular Licensed Product. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim in a given country. No royalty shall be payable under this Article 4 with respect to Licensed Products distributed for use in research and/or development or as promotional samples or otherwise distributed without charge to third parties.
4.11 Any sublicenses granted by Licensee, including, without limitation, any nonexclusive sublicenses, shall remain in effect in the event this license terminates pursuant to Article 12; provided, the financial obligations of each Sublicensee to Caltech shall be limited to the amounts Licensee shall be obligated to pay Caltech for the activities of such Sublicensee pursuant to this Agreement.
4.12 Royalties due under this Article 4 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, if the manufacture or sale of such Licensed Product was at the time of the first commercial sale in such country covered by a Valid Claim. Otherwise, royalties due under this Article 4 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until [***] whichever first occurs.
4.13 Notwithstanding the provisions of this Article 4, no royalty shall be payable to Caltech with respect to any sales of Licensed Products to the U.S. Government on sales made solely to permit the U.S. Government to practice or have practiced or have practiced or sue on its behalf any invention or process covered by the Licensed Patents.
ARTICLE 5
LICENSEE EQUITY INTEREST
5.1 In accordance with the License Agreement of May 1, 2000, Licensee issued to Caltech, in consideration of Licensee’s receipt of the intangible property rights granted under

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

that License Agreement (which rights are carried forward herein), [***] shares of common stock of Licensee, pursuant to the terms of a reasonable and customary stock issuance agreement. Further, it is acknowledged that, as partial consideration for entering into the first Amended and Restated License Agreement of June 1, 2002, with the reformation of the initial License Agreement of May 1, 2000 and the associated restatements and amendments (including, but not limited to, an updated Exhibit A), Licensee issued to Caltech [***] shares of common stock of Licensee.
5.2 Caltech agrees that, in the event of any underwritten or public offering of securities of Licensee or a Affiliate, Caltech shall comply with and agree to any reasonable restriction on the transfer of equity interest, or any part thereof, imposed by an underwriter, and shall perform all acts and sign all necessary documents required with respect thereto.
5.3 If Licensee wishes at its sole discretion to license hereunder any Improvements disclosed by Caltech to Licensee during a twelve (12) month period beginning with June 1, 2003, and for each anniversary thereafter (each twelve month period will be referred to as an “Improvement Period”), Licensee shall notify Caltech in writing accordingly within thirty (30) days after the end of each Improvement Period. For the first two (2) Improvement Periods, Licensee agrees to issue to Caltech, in consideration of Licensee’s election to receive additional intangible property rights to all Improvements disclosed to Licensee during an Improvement Period, [***] shares of common stock of Licensee, pursuant to the terms of a reasonable and customary stock issuance agreement. Thereafter, Licensee is hereby granted an option by Caltech that Licensee can exercise during the final year of the first two (2) Improvement Period on an annual basis on the same terms and conditions. The consideration of this option was partially paid by the [***] shares granted by Licensee to Caltech as referenced in Section 5.1 of this Agreement. Further, it is acknowledged that pursuant to the initial License Agreement of May 1, 2000 and the first Amended and Restated License Agreement of June 1, 2002, Licensee elected to receive additional intangible property rights to Improvements disclosed to Licensee by Caltech during May 1, 2000 through May 31, 2003, in consideration of the issuance to Caltech by Licensee of [***] shares of common stock of Licensee (which represents the [***] share grant under Section 5.1 above and [***] shares pursuant to the parties’

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Letter Agreement dated June 19, 2003, paragraph #3), receipt of which shares Caltech hereby acknowledges.
ARTICLE 6
DUE DILIGENCE
6.1 Licensee agrees to use commercially reasonable efforts to introduce commercial Licensed Product(s) as soon as practical, consistent with sound and reasonable business practices and judgments. Licensee shall be deemed to have satisfied its obligations under this Section if Licensee has an ongoing and active research program or marketing program, as appropriate, directed toward production and use of one or more Licensed Products. Any efforts of Licensee’s Sublicensees shall be considered efforts of Licensee for the sole purpose of determining Licensee’s compliance with its obligation under this Section.
6.2 After the first year from the Effective Date, Caltech shall have the right, no more often than once each year, to require Licensee to report to Caltech in writing on its progress in introducing commercial Licensed Product(s) in the United States.
6.3 If Licensee is not fulfilling its obligations under Section 6.1 with respect to the Field and Caltech so notifies Licensee in writing, Caltech and Licensee shall negotiate in good faith any additional efforts to be taken by Licensee. If the parties do not reach agreement within ninety (90) days, the parties shall submit the issue to arbitration as provided in Article 14 to determine whether any additional efforts shall be required of Licensee. If subsequent to the conclusion of such arbitration proceedings Licensee then fails to make any required efforts, and does not remedy that failure within sixty (60) days after further written notice to Licensee, Caltech may convert the license granted in Section 2.1 to a nonexclusive license in any part of the Field in which Licensee is not fulfilling its obligations under Section 6.1, and the royalties payable under this Agreement shall be reduced by [***] for Licensed Products in the Field sold under such a nonexclusive license.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 7
INFRINGEMENT BY THIRD PARTY
7.1 Both Caltech and Licensee agree to notify the other in writing should either party become aware of infringement of the Licensed Patents. Licensee, upon notice to Caltech, shall have the sole right to initiate an action against the infringer at Licensee’s expense, either in Licensee’s name or in Caltech’s name if so required by law, Licensee shall have sole control of the action.
7.2 If Licensee, its Affiliate or Sublicensee, distributor or other customer is sued by a third party charging infringement of patent rights that dominate a claim of the Licensed Patents or that cover the development, manufacture, use, distribution or sale of a Licensed Product, Licensee will promptly notify Caltech. As between the parties to this Agreement, Licensee shall have sole control of the defense in any such action(s).
7.3 If a declaratory judgment action alleging invalidity unenforceability or noninfringement of any of the Licensed Patents is brought against Licensee and/or Caltech, Licensee may elect to have sole control of the action, and if Licensee so elects it shall bear all the costs of the action. Licensee also may elect to undertake and have sole control of the defense of any interference, opposition or similar action with respect to the Licensed Patents providing it bears all the costs of such action.
7.4 In the event Licensee institutes a legal action pursuant to Section 7.1, within thirty (30) days after receipt of notice of Licensee’s intent to institute such legal action, Caltech shall have the right to jointly prosecute such action and to fund up to one-half ( 1/2) the costs of such action. Caltech shall fully cooperate with and supply all assistance reasonably requested by Licensee, including by using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like. Licensee shall bear the reasonable expenses incurred by Caltech in providing such assistance and cooperation as is requested pursuant to this Section 7.4. Licensee shall keep Caltech reasonably informed of the progress of the legal action, and Caltech shall be entitled to be represented by counsel in connection with such legal action at its own expense. Licensee’s

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

reasonable and customary expenses for such action (including attorneys’ fees and expert fees) shall be fully creditable against royalties owed to Caltech hereunder, provided that in no one year shall such expenses to be credited against more than [***] of royalty payments to Caltech. Any remaining expenses may be carried over and credited against royalties owed in future years.
7.5 Licensee shall have the light to settle any claims, but only upon terms and conditions that are reasonably acceptable to Caltech. Should Licensee elect to abandon such an action other than pursuant to a settlement with the alleged infringer that is reasonably acceptable to Caltech, Licensee shall give timely notice to Caltech who, if it so desires, may continue the action; provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between the parties.
7.6 Any amounts paid to Licensee by third parties as the result of an action pursuant to this Article 7 (such as in satisfaction of a judgment or pursuant to a settlement) shall first be applied to reimbursement of the unreimbursed expenses (including attorneys’ fees and expert fees) incurred by Licensee and then to the payment to Caltech of any royalties against which were credited expenses of the action in accordance with Section 7.4. Any remainder shall be divided between the parties as follows:
(a) To the extent the amount recovered reflects lost profits, Licensee shall retain the remainder, less the amount of any royalties that would have been due Caltech on sales of Licensed Product lost by Licensee as a result of the infringement had Licensee made such sales, provided that (i) Licensee shall in any event retain at least [***] of the remainder; and (ii) Caltech shall receive an amount equal to the royalties it would have received if such sales had been made by Licensee, provided such amount shall in no event exceed [***] of the remainder; or
(b) To the extent the amount recovered does not reflect lost profits, such amount shall be shared by Caltech and Licensee pro rata according to the respective percentages of costs borne by each in such action; provided, however, that in no event shall Caltech receive less than twenty-five percent (25%) of such amount.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 8
BENEFITS OF LITIGATION,
EXPIRATION OR ABANDONMENT
8.1 In a case where one or more patents or particular claims thereof within the Licensed Patents expire, or are abandoned, or are declared invalid or unenforceable or otherwise construed by a court of last resort or by a lower court from whose decree no appeal is taken, or certiorari is not granted within the period allowed therefor, then the effect thereof hereunder shall be:
(a) that such patents or particular claims shall, as of the date of expiration or abandonment or final decision as the case may be, cease to be included within the Licensed Patents for the purpose of this Agreement;
(b) that such construction so placed upon the Licensed Patents by the court shall be followed from and after the date of entry of the decision, and royalties shall thereafter be payable by Licensee only in accordance with such construction; and
(c) In the event that Licensee challenges the validity of Licensed Patents, Licensee may not cease paying royalties as of the date validity of the claims in issue are challenged, but rather may cease paying royalties as to those claims only after a final adjudication of invalidity of those claims.
8.2 In the event that any of the contingencies provided for in Section 8.1 occurs, Caltech agrees to renegotiate in good faith with Licensee a reasonable royalty rate under the remaining Licensed Patents which are unexpired and in effect and under which Licensee desires to retain a License.
ARTICLE 9
RECORDS, REPORTS AND PAYMENTS
9.1 Licensee shall keep records and books of account in respect of all Licensed Products made and sold by Licensee or its Affiliates under this Agreement and of royalties or other revenues Licensee receives from Sublicensees other than Licensee’s Affiliates for the sale

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

of Licensed Products. Caltech shall have the right at its own cost, during Licensee’s business hours, no more often than annually, to have an independent certified public accounting firm of nationally recognized standing to examine such records and books. Licensee shall keep the same for at least three (3) years after it pays Caltech the royalties due for such Licensed Products and require Licensee’s Affiliates to do the same. The accounting firm shall disclose to Caltech only whether or not the reports are correct and the amount of any discrepancies. Caltech shall, and shall cause its accounting firm to, not disclose to any third party any confidential information learned through an examination of such records and books.
9.2 Following the first commercial sale of a Licensed Product, on or before the last day of each February, May, August and November for so long as royalties are payable under this Agreement, Licensee shall render to Caltech a report in writing, setting forth Net Sales and the number of units of Licensed Products sold during the preceding calendar quarter by Licensee and its Affiliates, and the royalties or other revenues received by Licensee from Net Sales of Licensed Products made by Licensee’s Sublicensees other than Affiliates during the preceding calendar quarter. Each such report shall also set forth an explanation of the calculation of the royalties payable hereunder and be accompanied by payment of the royalties shown by said report to be due Caltech. Notwithstanding foregoing, if (i) Caltech materially breaches this Agreement, (ii) Licensee gives Caltech written notice of the breach, and (iii) Caltech has not cured the breach by the time a payment is due under this Section, then Licensee may make the required payment into an interest bearing escrow account to be released when the breach is cured, less any damages that may be payable to License by virtue or Caltech’s breach. Royalty reports which are not challenged by Caltech or amended by Licensee within thirty-six (36) months after receipt by Caltech shall be conclusively presumed correct and not subject to challenge, audit, or amendment.
ARTICLE 10
CONFIDENTIALITY
10.1 Except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information disclosed by the other party in writing and marked “Confidential” or that is disclosed orally and confirmed in writing as

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

confidential within forty-five (45) days following such disclosure (collectively, “Confidential Information”). Confidential Information shall not include any information that is; (i) already known to the receiving party at the time of disclosure hereunder, (ii) now or hereafter becomes publicly known other than through acts or omissions of the receiving party, (iii) disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party, (iv) disclosed as required by securities or other applicable laws or pursuant to legal requirement, or (v) disclosed to actual or prospective investors or corporate partners, or to a party’s accountants, attorneys, and other professional advisors. All reports provided to Caltech by Licensee pursuant to this Agreement shall be treated as confidential information of Licensee, pursuant to this Section 10.1. The terms of this Agreement shall be treated as confidential information of Licensee, pursuant to this Section 10.1.
10.2 Notwithstanding the provisions of Section 10.1 above, Licensee may use or disclose confidential information comprising the Licensed Patents and Technology to the extent necessary to exercise its rights hereunder (including commercialization and/or sublicensing of the Licensed Patents and Technology) or fulfill its obligations and/or duties hereunder and in filing for, prosecuting or maintaining any proprietary rights, prosecuting or defending litigation, complying with applicable governmental regulations and/or submitting information to tax or other governmental authorities.
ARTICLE 11
PATENT PROSECUTION AND PATENT COSTS
11.1 Licensee shall have the right to apply for, prosecute and maintain during the term of this Agreement, the Licensed Patents. Caltech shall provide Licensee with timely disclosures regarding Improvements and potential Improvements. The application filings, prosecution, maintenance and payment of all fees and expenses, including legal fees, relating to such Licensed Patents shall be the responsibility of Licensee, provided that Licensee shall pay for all reasonable fees and expenses, including reasonable legal fees, incurred in such application filings, prosecution and maintenance. Caltech shall provide Licensee with all information necessary or useful for the filing and prosecution of such Licensed Patents and shall cooperate fully with Licensee so that Licensee may establish and maintain such rights. Patent attorneys

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

chosen by Licensee shall handle all patent filings and prosecutions, on behalf of Caltech, provided, however, Caltech shall be entitled to review and comment upon and approve all actions undertaken in the prosecution of all patents and applications. Caltech shall provide any comments or approvals hereunder promptly.
11.2 In the event Licensee declines to apply for, prosecute or maintain any Licensed Patents, Caltech shall have the right to pursue the same at Caltech’s expense and Licensee shall have no rights under Caltech’s interest therein. If Licensee decides not to apply for, prosecute or maintain any Licensed Patents, Licensee shall give sufficient and timely notice to Caltech so as to permit Caltech to apply for, prosecute and maintain such Licensed Patents. In such event, Licensee shall provide Caltech with all information necessary or useful for the filing and prosecution of such Licensed Patents and shall cooperate fully with Caltech so that Caltech may establish and maintain such rights.
11.3 Licensee shall reimburse Caltech for all reasonable out-of-pocket expenses incurred by Caltech for the filing for, prosecution and maintenance of the Licensed Patents Rights. Such expenses shall be reimbursed following receipt by Licensee from Caltech of (i) an invoice covering such fees (including copies of invoices for legal fees describing the legal services performed in reasonable detail) and (ii) reasonably satisfactory evidence that such fees were paid. Initially, payments shall be made in six (6) equal quarterly installments due within ten days after the end of the first six (6) full calendar quarters, effective twenty-four (24) months from the Effective Date of this Agreement. Subsequent payments under this Section 11.3 shall be made to Caltech within sixty (60) days following receipt by Licensee from Caltech of (i) an invoice covering such fees (including copies of invoices for legal fees describing the legal services performed in reasonable detail) and (ii) reasonably satisfactory evidence that such fees were paid. If Licensee elects to no longer pay the expenses of a patent or patent application within the Licensed Patents in any country, Licensee shall notify Caltech not less than thirty (30) days prior to such action. In the event that Licensee elects not to pay such expenses the license granted to Licensee hereunder shall terminate. [***] of patent expenses paid by Licensee in conjunction with foreign patent costs shall be creditable against earned royalties due Caltech in the respective territory covered by the patent or patents that are foreign filed.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 12
TERMINATION
12.1 The term of this Agreement shall commence upon the Effective Date and shall terminate on a country-by-country and Licensed Product by Licensed Product basis upon the expiration of the last to expire Licensed Patent in such country. Caltech shall have the right to terminate this Agreement, subsequent to and subject to the outcome of arbitration proceedings pursuant to Article 14, prior to the date it would otherwise expire pursuant to this Section 12.1 if Licensee fails to make any payment due hereunder and Licensee continues to fail to make the payment, either to Caltech directly or by placing any disputed amount into an interest bearing escrow account to be released when the dispute is resolved, for a period of sixty (60) days after receiving written notice from Caltech specifying Licensee’s failure. If this Agreement expires pursuant to the first sentence of this Section 12.1, Licensee shall retain a nonexclusive, perpetual, royalty-free, worldwide license, with the right to sublicense, under the Licensed Patents and Technology, to research, develop, make, use, sell, offer for sale and import Licensed Products.
12.2 If either party materially breaches this Agreement, the other party may elect to give the bleaching party written notice describing the alleged breach. If the breaching party has not cured such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, that if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article 14 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.
12.3 Licensee shall have the right to terminate this Agreement either in its entirety or as to any jurisdiction or any part of the Licensed Patents or Technology upon thirty (30) days

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

written notice. If Licensee does so, it shall submit all required reports and make all required payments in accordance with Section 9.2
12.4 In the event of any termination or expiration of the term of this Agreement, Licensee shall have the right to use or sell Licensed Products on hand on the date of such termination or expiration and to complete Licensed Products in the process of manufacture at the time of such termination or expiration and use or sell the same, provided that Licensee shall submit the applicable royalty report described in Section 9.2, along with the royalty payments required above in accordance with Section 4.1 for sale of such Licensed Products, provided that the Licensed Products are still covered by a Valid Claim following such termination or expiration.
12.5 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.
12.6 Section 5.2 and Articles 10, 12, 14, and 16 of this Agreement shall survive termination of this Agreement for any reason.
12.7 If Licensee is acquired by or merges into a third party (i.e., Licensee is not a surviving company in the merger), then Caltech may terminate its obligations to disclose and grant licenses to Improvements by providing notice to Licensee of that termination. The remainder of the Agreement and the licenses granted hereunder (including prior licenses granted to Improvements) continues.
ARTICLE 13
WARRANTIES AND NEGATION OF
WARRANTIES, IMPLIED LICENSES AND AGENCY
13.1 Caltech represents and warrants that (i) it owns all right, title and interest in and to the Licensed Patents and Technology, (ii) it has the right to enter into this Agreement, (iii) it has not granted and will not grant during the term of this Agreement rights in or to any Licensed

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Patents or Technology that are inconsistent with the rights granted to Licensee herein, (iv) to Caltech’s knowledge, there are no claims of third parties that would call into question the rights of Caltech to grant to Licensee the rights contemplated hereunder; (v) to Caltech’s knowledge, practice of the Licensed Patents will not infringe intellectual property rights of third parties; (vi) except for the Licensed Patents, as of the effective date of the Agreement, to Caltech’s belief and knowledge, Caltech does not own or control any patents or patent applications that would dominate any practice of the Licensed Patents or Technology, and (vii) there are no threatened or pending actions, suits, investigations, claims, or proceedings in any way relating to the Licensed Patents or Technology.
13.2 Nothing in this Agreement shall be construed as:
(a) a representation or warranty of Caltech as to the validity or scope of Licensed Patents or any claim thereof; or
(b) an obligation to bring or prosecute actions or suits against third parties for infringement.
(c) conferring by implication, estoppel or otherwise, any license or rights under any existing patents of Caltech other than Licensed Patents, regardless of whether such other patents are dominant or subordinate to Licensed Patents. Notwithstanding the foregoing, and to the extent legally permissible, Caltech hereby grants Licensee a right of first refusal as to such dominant or subordinate patents, providing that a Caltech faculty member does not wish to personally commercialize the technology embodied in such patents.
13.3 CALTECH MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY LICENSEE OF LICENSED PRODUCT(S).
13.4 Caltech shall indemnify, defend and hold harmless Licensee from and against any and all losses, damages, costs and expenses (including attorneys’ fees) arising out of a material breach by Caltech of its representations and warranties (“Claims”), provided that (i) Caltech is notified promptly of any Claims, (ii) Licensee has the sole right to control and defend or settle

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

any litigation within the scope of this indemnity, and (iii) all indemnified parties cooperate to the extent necessary in the defense of any Claims.
ARTICLE 14
ARBITRATION
14.1 Any dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one (1) independent, neutral arbitrator appointed in accordance with said rules. The arbitration shall be held in San Francisco, California. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time that the parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator(s)’ fees, shall be shared equally by the parties and each party shall bear its own costs and attorneys’ and witness’ fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator(s). Any arbitration subject to this Article shall be completed within one (1) year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the parties and each party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other party. Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction. The parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

ARTICLE 15
PRODUCT LIABILITY
15.1 Licensee agrees that Caltech shall have no liability to Licensee or to any purchasers or users of Licensed Products made or sold by Licensee for any claims, demands, losses, costs, or damages suffered by Licensee, or purchasers or users of such Licensed Products, or any other party, which may result from personal injury, death, or property damage related to the manufacture, use, or sale of such Licensed Products (“Product Claims”). Licensee agrees to defend, indemnify, and hold harmless Caltech, its trustees, officers, agents, and employees from any such Product Claims, provided that (i) Licensee is notified promptly of any Product Claims, (ii) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity, (iii) all indemnified parties cooperate in the defense of any Product Claims, and (iv) the Product Claims do not involve or relate to a material breach by Caltech of its representations and warranties.
15.2 At such time as Licensee begins to sell or distribute Licensed Products (other than for the purpose of obtaining regulatory approvals), Licensee shall at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than [***] in annual aggregate and naming those indemnified under Section 15.1 as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Licensee’s indemnification under Section 15.1. In the event the aforesaid product liability coverage does not provide for occurrence liability, Licensee shall maintain such comprehensive general liability insurance for a reasonable period of not less than five (5) years after it has ceased commercial distribution or use of any Licensed Product.
15.3 Licensee shall provide Caltech with written evidence of Such insurance upon request of Caltech. Licensee shall provide Caltech with notice at least fifteen (15) days prior to any cancellation, non-renewal or material change in such insurance, to the extent Licensee receives advance notice of such matters from its insurer. If Licensee does not obtain replacement insurance providing comparable coverage within ninety (90) days following the date of such cancellation, non-renewal or material change, Caltech shall have the right to terminate this

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Agreement effective at the end of such ninety (90) day period without any additional waiting period; provided that if Licensee uses reasonable efforts but is unable to obtain the required insurance at commercially reasonable rates, Caltech shall not have the right to terminate this Agreement, and Caltech instead shall cooperate with Licensee to either grant a waiver of Licensee’s obligations under this Article or assist Licensee in identifying a carrier to provide such insurance or in developing a program for self-insurance or other alternative measures.
ARTICLE 16
MISCELLANEOUS
16.1 Licensee agrees that it shall not use the name of Caltech, or California Institute of Technology, in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by Caltech of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from Caltech, except as may be required by governmental law, rule or regulation.
16.2 Licensee agrees to mark the appropriate U.S. patent number or numbers on all Licensed Products made or sold in the United States in accordance with all applicable governmental laws, rules and regulations, and to require its Sublicensees to do the same.
16.3 This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.
16.4 This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Caltech. This Agreement is not assignable by Licensee without the prior written consent of Caltech, except that Licensee may assign this Agreement without the prior written consent of Caltech, to any Affiliate, or in connection with the sale or transfer of all or substantially all the assets of Licensee relating to the Licensed Products or services utilizing the methods within the Licensed Patents. Any permitted assignee shall succeed to all of the rights and obligations of Licensee under this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

16.5 This Agreement is subject in all respects to the laws and regulations of the United States of America, including the Export Administration Act of 1979, as amended, and any regulations thereunder.
16.6 This Agreement shall be deemed to have been entered into in California and shall be construed and enforced in accordance with California law.
16.7 Any notice or communication required or permitted to be given or made under this Agreement shall be addressed as follows:

Caltech:	Office of Technology Transfer
California Institute of Technology
1200 East California Boulevard (MC 210-85)
Pasadena, CA 91125
Fax No.: (626) 356-2486

Licensee:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, CA 94080
Attn: President
Fax No: (650) 871-7195
Phone: (650) 266-6000
Either party may notify the other in writing of a change of address or fax number, in which event any subsequent communication relative to this Agreement shall be sent to the last said notified address or number, provided, however, that the parties shall deliver all material notices under this Agreement by registered mail or overnight delivery service. All notices and communications relating to this Agreement shall be deemed to have been given when received.
16.8 Nothing in this Agreement will impair Licensee’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Patents and Technology or to market and distribute products other than Licensed Products based on such other intellectual property and technology.
16.9 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

16.10 The relationship of Licensee and Caltech established by this Agreement is that of independent contractors, Nothing in this Agreement shall be construed to create any other relationship between Licensee and Caltech. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.
16.11 Licensee agrees that a Licensed Product which embodies a patented invention or is produced through the use thereof for sale in the United States shall be manufactured substantially in the United States to the extent required by 35 U.S.C. Section 204.
16.12 Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.
16.13 In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.
16.14 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
16.15 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

16.16 Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed:

Date: 4/29/04	CALIFORNIA INSTITUTE OF TECHNOLOGY
(Caltech)

	By:	/s/ Lawrence Gilbert
	Name:	Lawrence Gilbert
	Title:	Senior Director
Office of Technology Transfer

Date: April 28, 2004	FLUIDIGM CORPORATION
(Licensee)

	By:	/s/ Gajus Worthington
	Name:	Gajus Worthington
	Title:	President and CEO

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents

Date: April 22, 2004	Confidential
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit A
Licensed Patents
[***]